Exhibit (e)(iv)

CUSTODIAL DEPOSIT AGREEMENT

By and Among

EASTERN AMERICAN ENERGY CORPORATION

BANK OF MONTREAL TRUST COMPANY

(as Depositary),

BANK OF MONTREAL TRUST COMPANY

(in its capacity as Trustee of the Eastern American Natural Gas Trust)

and

all holders from time to time of SPERs™

Dated: March 15, 1993

TABLE OF CONTENTS

CUSTODIAL DEPOSIT AGREEMENT

“Underlying Properties”	6
“United States Citizen”	6
“Unitholder”	6

ARTICLE V

Withdrawal and Redeposit

Section 5.01	Withdrawal of Deposited Securities	17
Section 5.02	Ownership and Transfer of Withdrawn Treasury Obligations	18
Section 5.03	Redeposit	18

ARTICLE VI

Duties of Depositary

Section 6.01	Reports	18
Section 6.02	Lists of Record Holders	19
Section 6.03	Maintenance of Offices, Agencies and Transfer Books	19
Section 6.04	Other Obligations	20
Section 6.05	Depositary’s Agents	20

ARTICLE VII

Information; Distributions; Voting Rights;
Citizenship; Divestiture of Interests

Section 7.01	Duty to Furnish and Transmit Certain Information	20
Section 7.02	Distributions	21
Section 7.03	Voting	22
Section 7.04	Citizenship Certification	22
Section 7.05	Divestiture	22

ARTICLE VIII

Status and Other Activities of Depositary;
Force Majeure; Immunities; Indemnification

Section 8.01	Depositary Not a Trustee, Issuer, etc.	24
Section 8.02	Other Activities of Depositary	25
Section 8.03	Force Majeure	25
Section 8.04	Immunities	25
Section 8.05	Indemnification	27
Section 8.06	Tax Matters	28
Section 8.07	Notice of Default	28
Section 8.08	Indemnification by Unitholders	28

ARTICLE IX

Charges; Fees, Expenses

Section 9.01	General	29
Section 9.02	Responsibility for Expenses and Charges	29

CUSTODIAL DEPOSIT AGREEMENT

This Custodial Deposit Agreement is entered into as of the 15th day of March, 1993, by and among EASTERN AMERICAN ENERGY CORPORATION, a West Virginia corporation (“Eastern American ”), BANK OF MONTREAL TRUST COMPANY (the “Bank”), as Depositary (hereinafter defined), and BANK OF MONTREAL TRUST COMPANY, in its capacity as Trustee (hereinafter defined) of the Eastern American Natural Gas Trust, and all holders from time to time of SPERs™ (hereinafter defined) issued hereunder.

W I T N E S S E T H:

WHEREAS, the Trust (hereinafter defined) has been formed as a Delaware business trust and has issued Trust Units (hereinafter defined) pursuant to the Trust Agreement (hereinafter defined); and

WHEREAS, the Treasury Obligations (hereinafter defined) have been purchased for the benefit of the Unitholders (hereinafter defined); and

WHEREAS, the deposit of the Trust Units and the Treasury Obligations, respectively, in a single convenient depositary institution and the issuance under this Agreement of SPERs™ evidencing beneficial interest in the deposited Trust Units and the deposited Treasury Obligations is for the convenience and benefit of the holders of SPERs™; and

WHEREAS, the holders of the SPERs™ may from time to time wish to transfer their SPERs™, and such transfers would be facilitated by having one institution act as depositary for such SPERs™;

NOW, THEREFORE, in consideration of the premises and the promises hereinafter contained, it is agreed by and among the parties hereto as follows:

ARTICLE I

Definitions

As used herein, the following have the meanings indicated:

“Affiliate” shall mean, with respect to a Person, any other Person that is directly or indirectly controlled by, controlling or under common control with such Person in question. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” shall mean an agent, employee, officer, director, custodian or nominee of a Person.

“Agreement” shall mean this Custodial Deposit Agreement, as originally executed, or as it may be amended, supplemented or restated from time to time.

“Assignee” shall mean a Person to whom one or more Depositary Units have been transferred, by assignment of a SPER™ or otherwise in a manner permitted under this Agreement and who has executed and delivered a Transfer Application.

“Bank” shall mean Bank of Montreal Trust Company, and its successors and assigns.

“Business Day” shall mean any day that is not a Saturday, Sunday, a holiday determined by the New York Stock Exchange, Inc. as “affecting ‘ex’ dates” or any other day on which national banking institutions in New York, New York are closed as authorized or required by law.

“Citizenship Certification” shall mean a properly completed certificate in such form as may be specified by the Trustee by which a Person certifies that such Person, and if such Person is a nominee holding for the account of another Person, that to the best of its knowledge such other Person, is a United States Citizen and provides such other information concerning its and (if applicable) such other Person’s nationality, citizenship or other related status as the Trustee may reasonably require.

“Corporate Office” shall mean the corporate trust office of the Depositary or any other office it shall designate in Chicago, Illinois for the purposes so designated, which on the date hereof is c/o Harris Trust and Savings Bank,

311 W. Monroe St., 12th Floor, Chicago, Illinois 60606, Attention: Indenture Trust Division.

“Delaware Trustee” shall mean the Entity serving as a trustee (other than as the Trustee) under the Trust Agreement having its principal place of business in Delaware, in its fiduciary capacity.

“Deposit Account” shall mean an account established by the Depositary pursuant to Section 2.04.

“Depositary” shall mean the Entity serving as Depositary hereunder, in such capacity, which entity is initially Bank of Montreal Trust Company. Further, any benefit, indemnity, release or protection to the Depositary herein shall extend to and shall be fully applicable and effective to any Entity serving as Depositary, including, without limitation, the Bank and to any Depositary’s Agent and any Entity serving as a Depositary’s Agent.

“Depositary Unit” shall mean the certificated beneficial ownership of one Trust Unit and an undivided one-fiftieth interest in a specific Treasury Obligation in a face amount of $1,000, as evidenced by a SPER™.

“Depositary’s Agent” shall mean any agent, nominee or custodian appointed by the Depositary pursuant to Section 6.05.

“Deposited Securities” as of any time shall mean the Trust Units and the Treasury Obligations at such time deposited or deemed to be deposited hereunder and any and all other securities, property and cash received by the Depositary in respect thereof and at such time held hereunder.

“Depositor” shall mean a holder of one or more Trust Units and Treasury Obligations who deposits Trust Units and Treasury Obligations hereunder.

“Eastern American” shall mean Eastern American Energy Corporation, a West Virginia corporation, and its successors and assigns.

“Entity” shall mean a corporation, partnership, trust, estate or other organization.

“Ineligible Holder” shall have the meaning given such term in Section 7.05 hereof.

“Initial Depositary Unit Price” shall mean the offering price to the public of a Depositary Unit, as set forth in the Prospectus.

“Initial Offering” shall mean the initial public offering of Depositary Units described in the Registration Statement.

“Liquidation Date” shall mean May 15, 2013.

“Net Profits Interests” shall have the meaning given such term in the Trust Agreement.

“Notice” shall have the meaning given such term in Section 7.05 hereof.

“Person” shall mean an individual or an Entity.

“Prospectus” shall mean the final prospectus constituting a part of the Registration Statement, as filed pursuant to Rule 424(b) of the Securities and Exchange Commission.

“Quarterly Payment Date” shall mean, for each Quarterly Period, the 15th day of the third month following the end of such Quarterly Period, or if such day is not a Business Day, on the next Business Day.

“Quarterly Period” shall mean each of the calendar quarters ending on the last day of March, June, September and December of each year.

“Quarterly Record Date” shall have the meaning given such term in the Trust Agreement.

“Record Date” shall mean the date established by the Trustee for determining the identity of (a) the Unitholders entitled under the Trust Agreement to receive notice of or vote at any meeting of Unitholders or entitled to vote by ballot or to exercise rights in respect of any other lawful action of Unitholders or (b) the Unitholders entitled under the Trust Agreement to receive any report or distribution.

“Record Holder” shall mean a Person in whose name outstanding Depositary Units are registered on the books of the Registrar as of the close of business on the date of determination.

“Registrar” shall mean, initially, the Depositary, or any bank, trust company or other Person appointed to register the SPERs™ and the Depositary Units evidenced thereby pursuant to Section 3.11.

“Registration Statement” shall mean the Registration Statement on Form S-1 (Registration No. 33-56336) as it has been or may be amended or supplemented from time to time, filed by Eastern American with the Securities and Exchange Commission under the Securities Act to register the offering and sale pursuant to the Initial Offering.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“SPER™” shall mean a certificate of depositary receipt in the form of a Secure Principal Energy Receipt™, which is engraved, printed or lithograved on steel engraved borders and substantially as set forth in Exhibit A to this Agreement, issued by the Depositary or the Depositary’s Agent in accordance with this Agreement, evidencing ownership of the number of Depositary Units reflected on such SPER™.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity of which a majority of the (i) voting power of the voting equity securities or (ii) equity interest is owned, directly or indirectly, by such Person.

“Trading Day” shall mean a day on which the principal national securities exchange or quotation system, as determined by the volume of Depositary Units traded thereon during the preceding 12 months, on which the Depositary Units are listed or admitted to trading is open for the transaction of business or, if the Depositary Units are not listed or admitted to trading on any national securities exchange, a day on which banking institutions in New York, New York generally are open.

“Transfer Agent” shall mean, initially, the Depositary, or any bank, trust company or other Person appointed to act as transfer agent for the SPERs™ pursuant to Section 3.11.

“Transfer Application” shall mean an application and agreement for the transfer of Depositary Units in the form set forth on the back of the SPERs™ or in a form substantially to the same effect in a separate instrument.

“Treasury Obligations” shall mean the United States Treasury book-entry securities representing stripped-interest coupons maturing on or about May 15, 2013.

“Trust” shall mean the Eastern American Natural Gas Trust formed pursuant to the Trust Agreement.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement of Eastern American Natural Gas Trust, dated as of January 1, 1993, by and among Eastern American, as trustor, and Wilmington Trust Company and the Bank, as trustees, as the same may be amended or restated from time to time. A copy of the Trust Agreement as in effect on the date hereof is attached as Exhibit B hereto and made a part hereof for all purposes.

“Trust Unit” shall have the meaning given such term in the Trust Agreement.

“Trustee” shall have the meaning given such term in the Trust Agreement.

“Underlying Properties” shall have the meaning given such term in the Trust Agreement.

“United States Citizen” shall mean a Person qualified to hold an interest in mineral or geothermal leases on Federal lands, including offshore areas, under Federal laws and regulations in effect from time to time.

“Unitholder” shall mean the holder of Depositary Units evidenced by one or more SPERs™.

ARTICLE II

Deposit of Trust Units and Treasury Obligations, Deposit Account

2.01. Deposit of Trust Units. Subject to the terms and conditions hereof, any Trust Unit may be deposited in the Deposit Account established by the Depositary pursuant to Section 2.04 by the delivery of written notice thereof by the Depositor to the Depositary at the Corporate Office. At the closing of the Initial Offering, all of the outstanding 5,900,000 Trust Units shall be deposited by Eastern American hereunder. Thereafter, redeposits of previously withdrawn Trust Units may be permitted only if and to the extent such Trust Units are deposited together with Treasury Obligations to be held in the Deposit Account in the name of the Depositor in an aggregate face amount equal to the product obtained by multiplying $20 by the number of Trust Units to be redeposited; provided that no deposit of Trust Units may be effected except in denominations of 50 or an integral multiple thereof.

2.02. Deposit of Treasury Obligations. Subject to the terms and conditions hereof, any of the Treasury Obligations may be deposited in the Deposit Account established by the Depositary pursuant to Section 2.04 by (i) the transfer and assignment of the Treasury Obligations into the name of the Depositary on the records of the Chicago Branch of the Federal Reserve Bank and (ii) the delivery of written notice of such deposit by the Depositor to the Depositary at the Corporate Office. At the closing of the Initial Offering, all of the Treasury Obligations shall be deposited by Lehman Government Securities Inc. hereunder for the account of the holders of Depositary Units. Each Depositary Unit entitles the holder thereof to a direct ownership interest in one or more specific Treasury Obligations having an aggregate face amount equal to $1,000 for every 50 Depositary Units owned by the holder thereof. Thereafter, redeposits of previously withdrawn Treasury Obligations may be permitted only if and to the extent such Treasury Obligations are deposited together with Trust Units to be held in the Deposit Account in the name of the Depositor in a number equal to 50 Trust Units for every $1,000 face amount of Treasury Obligations to be redeposited.

2.03. Documents Accompanying Deposit of Trust Units and Treasury Obligations. Any Person depositing Trust Units and Treasury Obligations shall file such additional information and execute such certifications as the Depositary may reasonably request.

2.04. Deposit Account. The Depositary shall establish, at its Corporate Office, or at any other office the Depositary may designate for such purpose, an account or accounts, in a form and manner satisfactory to the Depositary, in which deposited Trust Units and Treasury Obligations will be held or deemed to be held.

2.05. Representations and Warranties of Depositor. Each Person depositing Trust Units and Treasury Obligations hereunder represents and warrants that such Person is the beneficial owner (or, in the case of initially deposited and withdrawn Trust Units and accompanying Treasury Obligations, the record and beneficial owner) of such Trust Units and Treasury Obligations, or is duly authorized by the owner thereof to make the deposit. The Depositary shall not be liable, individually or otherwise, to the Trust, the Trustee, the Delaware Trustee, any Unitholder or any other Person for any expense or damage incurred as a result of any breach by a Depositor of these representations and warranties, which shall survive the deposit of Trust Units and Treasury Obligations and the issuance of SPERs™.

2.06. Representations and Warranties of the Trustee. The Trustee hereby represents and warrants that it is a trust corporation duly formed and validly existing under the laws of the State of New York, with full power and authority to engage in its business and has the necessary power and authority to execute, deliver and perform this Agreement on behalf of the Trust, in its capacity as Trustee under the Trust Agreement. The Depositary shall not be liable, individually or otherwise, to any Person for any expense or damage incurred as a result of any breach by the Trustee of these representations and warranties, which shall survive the deposit of Trust Units and Treasury Obligations and the issuance of SPERs™.

2.07. Representations and Warranties of Depositary. The Depositary hereby represents and warrants that it is a trust corporation duly organized and validly existing under the laws of the State of New York, with full power and authority to engage in its business and has the necessary power and authority to execute, deliver and perform this Agreement. Neither the Trust, the Trustee, the Delaware Trustee, Eastern American, any Unitholder, any Record Holder nor any Assignee shall be liable, individually or otherwise, to any Person for any expense or damage incurred as a result of any breach by the Depositary of such representations and warranties, which shall survive the deposit of Trust Units and Treasury Obligations and the issuance of SPERs™.

2.08. Representations and Warranties of Eastern American. Eastern American hereby represents and warrants that (a) it is a corporation duly organized and validly existing under the laws of the State of West Virginia, with full corporate power and authority to engage in its business and has the necessary power and authority to execute, deliver and perform this Agreement, (b) it will not at any time deposit any Trust Units unless such Trust Units were issued pursuant to an effective registration statement under the Securities Act, or in a transaction not requiring registration under the Securities Act, (c) all of the Trust Units deposited in the Deposit Account pursuant to the second sentence of Section 2.01 will be legally and validly issued and outstanding and holders of the Trust Units will be entitled to the benefits of the Trust Agreement and (d) neither the Depositary, the Trust nor the Trustee shall be liable to any Person for any expense or damage incurred as a result of any breach by Eastern American of these representations and warranties, which shall survive the deposit of Trust Units and Treasury Obligations and the issuance of SPERs™.

2.09. Nature of Duties of the Depositary and Trustee; Depositary and Trustee Not Sellers. The duties of the Depositary and the Trustee are intended to be ministerial in nature and are limited to the express duties set forth herein and in the Trust Agreement. The Depositary and the Trustee have had no responsibility in the sale of, nor shall they be deemed sellers of, any SPERs™, Depositary Units, Trust Units or Treasury Obligations by virtue of any act taken pursuant to this Agreement and the Trust Agreement.

ARTICLE III

SPERs™

3.01. Issuance of SPERs™. (a) At the closing of the Initial Offering, upon (i) the deposit of 5,900,000 Trust Units by Eastern American and the Treasury Obligations in a face amount of $118,000,000 by Lehman Government Securities Inc. and (ii) execution by the Persons to be designated as Record Holders by Eastern American and Shearson Lehman Brothers Inc., as hereinafter provided, of a Transfer Application in respect of SPERs™ (which may be executed and delivered by Shearson

Lehman Brothers Inc. on behalf of such Persons), to be delivered to such Persons and delivery of same to the Depositary, the Depositary shall issue SPERs™ evidencing 5,900,000 Depositary Units in such number and such denominations and in the names of such Persons to be designated as Record Holders as Eastern American and Shearson Lehman Brothers Inc. shall direct the Depositary in writing.

(b) After the closing of the Initial Offering, upon (i) the deposit of Trust Units in denominations of 50 or an integral multiple thereof and Treasury Obligations in the face amount equal to $1,000 for each 50 Trust Units deposited, accompanied with such documentation as may be required under Sections 2.01, 2.02 and 2.03, (ii) the payment by the Depositor of any tax or other governmental charge in respect of the deposit of a Trust Unit, (iii) the payment of any fee of the Depositary provided for in Article IX and (iv) execution by the Depositor of a Transfer Application in respect of the newly issued Depositary Units and delivery of same to the Depositary, the Depositary shall issue to the Depositor thereof one or more SPERs™ and shall deliver such SPERs™ to such Depositor or, subject to the requirements of Section 3.01(c), to a Person designated by such Depositor. One SPER™ shall be issued in a denomination evidencing all of such Depositor’s Depositary Units unless such Depositor elects to have SPERs™ issued in smaller denominations; provided that SPERs™ shall only be issued in denominations of 50 Depositary Units or an integral multiple thereof.

(c) If a Depositor desires to have any of such Depositor’s Depositary Units registered in the name of, and the SPER™ therefor issued to, another Person designated by such Depositor, the transaction shall be treated as a transfer and shall be governed by the provisions of Article IV, and such Depositor and such Person shall comply with such requirements as the Depositary or the Trustee may reasonably impose, including the requirement that such Person execute a Transfer Application. The Depositary will be entitled to treat a nominee holder of a Depositary Unit as the absolute owner thereof and the beneficial owner’s rights will be limited solely to those that it has against the nominee holder as a result of or by reason of any understanding or agreement between such beneficial owner and nominee holder.

3.02. Effect of Acceptance of SPER™. By acceptance of a SPER™, a Depositor (a) becomes a party to this Agreement, thereby assenting to all of its provisions, (b) agrees to comply with and be bound by the terms and conditions of the Trust Agreement and the SPERs™, (c) makes the consents and waivers and gives the approvals contained herein and in the Trust Agreement and (d) irrevocably appoints the Depositary its attorney-in-fact to take all actions on its behalf in connection with this Agreement. The effect of acceptance of a SPER™ upon a Person designated by such Depositor pursuant to Section 3.01(c) shall be as provided in Section 4.03 in respect of a transferee.

3.03. Form; Denominations; Execution. (a) SPERs™ shall be engraved, printed or lithographed on steel-engraved borders and shall be substantially in the form of Exhibit A hereto, with appropriate insertions, modifications and omissions as approved by the Depositary, as conclusively evidenced by the issuance thereof. The Depositary may authorize the exchange of SPERs™ for other SPERs™ printed or engraved in such other manner as it shall determine. The SPERs™ shall conform to the requirements of any securities exchange or quotation system upon which the Depositary Units are or may be listed or admitted to trading.

(b) SPERs™ may only be issued in denominations of 50 Depositary Units or an integral multiple thereof.

(c) SPERs™ may be endorsed with, or have incorporated in the text thereof, such legends or recitals not inconsistent with the provisions hereof as may be required to comply with the provisions of this Agreement and the Trust Agreement, any applicable law or regulation or the rules and regulations of any securities exchange or quotation system upon which the Depositary Units are or may be listed or admitted to trading, to conform with any usage with respect thereto, to indicate any special limitation or restriction to which any particular Depositary Units may be subject or for any other reason.

(d) Each SPER™ shall be signed on behalf of the Depositary by the manual signature of a duly authorized employee of the Depositary; provided that such signature may be a facsimile if a Registrar has been appointed and the SPER™ is countersigned by the manual signature of a duly authorized employee of the Registrar. No SPER™ shall be entitled to any benefits hereunder or shall be valid or obligatory for any purpose, unless it has been so signed or countersigned. SPERs™ bearing the facsimile signature of a Person who was at any time duly authorized to sign SPERs™ on behalf of the Depositary shall bind the Depositary, notwithstanding that such Person has ceased to be an employee prior to the manual signature by the

Registrar and delivery of such SPERs™ or was not an employee at the date of issuance of such SPERs™ or the execution hereof.

3.04. Numbering and Registration. (a) All SPERs™ issued by the Depositary shall be numbered consecutively. Each Record Holder shall be registered on the books of the Depositary and any Registrar or Transfer Agent in a manner permitting identification, by Persons authorized to have access to the books, of all Record Holders and their SPERs™ and the Trust Units and the Treasury Obligations evidenced thereby.

(b) In addition, the Depositary shall keep records to prepare accurately such lists as the Trustee may request from time to time, including the lists specified in Section 6.02, lists of the Record Holders of Depositary Units subject to any special limitations or restrictions by, or stop transfer orders from, the Trustee and a list of the Record Holders of Depositary Units listed or admitted to trading on a securities exchange or quotation system.

3.05. Combinations and Split-ups. Upon surrender of a SPER™ for split-up or combination of the Depositary Units evidenced thereby at the Depositary’s offices at 77 Water Street, 5th Floor, New York, New York 10005, and subject to the terms and conditions hereof, the Depositary shall execute and deliver a new SPER™ or SPERs™ bearing a previously unassigned number, in authorized denominations evidencing the same aggregate number of Depositary Units as evidenced by the SPER™ or SPERs™ surrendered.

3.06. Lost SPERs™. If any SPER™ is mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a SPER™ bearing a previously unassigned number of like form and tenor in exchange and substitution for the mutilated, destroyed, lost or stolen SPER™; provided that the Depositary shall require the Record Holder of the Depositary Units evidenced by such SPER™ to furnish to the Depositary, in a form and manner reasonably satisfactory to the Depositary, proof of the mutilation, destruction, loss or theft, and of such Record Holder’s ownership of the SPER™, and reasonable indemnification (including the posting of an indemnity bond for the benefit of the Depositary and the Trustee) satisfactory to the Depositary.

3.07. Limitations on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any SPER™, the Depositary, any Transfer Agent or any Depositary’s Agent may require from the holder of any such SPER™ (a) payment of a sum sufficient for reimbursement of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to Trust Units and Treasury Obligations being deposited or withdrawn), (b) production of proof reasonably satisfactory to it as to the identity and genuineness of any signature or as to the due authorization of the action and (c) compliance with such regulations consistent herewith as the Depositary may reasonably establish.

3.08. Cancellation and Return of Surrendered SPERs™. All SPERs™ surrendered to the Depositary or any Depositary’s Agent shall be cancelled. The Depositary shall cancel SPERs™ and other instruments, documents and records in accordance with the reasonable policies and regulations of the Depositary, any applicable law or regulation and the rules and regulations of any securities exchange or quotation system upon which the Depositary Units are or may be listed or admitted to trading.

3.09. Supply of SPERs™. Eastern American shall deliver to the Depositary from time to time such quantities of SPERs™ as the Depositary may request to enable the Depositary to perform its obligations hereunder.

3.10. Refusal of Deposit, Transfer, etc. (a) The deposit of Trust Units and Treasury Obligations and the transfer of Depositary Units may be refused, and the delivery or surrender or exchange of SPERs™ may be suspended, during any period when any register of Record Holders is closed, or if such action is reasonably deemed necessary or advisable by the Depositary or any Depositary’s Agent at any time or from time to time because of any applicable law or regulation, the rules and regulations of any securities exchange or quotation system upon which the Depositary Units are listed or admitted to trading, any government or governmental body or commission or any provision hereof.

(b) The Trustee may give written instructions to the Depositary to place an appropriate legend on any SPERs™ pursuant to Section 3.03(c). The Trustee may deliver a stop transfer order to the Depositary in writing, specifying the name of the Record Holder thereof and the number of Depositary Units so restricted. The Depositary may reasonably rely upon such legend or stop transfer order until instructed in writing by the Trustee to remove such legend or to lift such stop transfer order.

3.11. Registrar; Transfer Agent. The Depositary may, to the extent required by any applicable law or regulation or the rules and regulations of any securities exchange or quotation system on which the Depositary Units are listed or admitted to trading, at the expense of the Trust appoint one or more Registrars and one or more Transfer Agents for the Depositary Units with the written consent of the Trustee and Eastern American. The Depositary is hereby appointed a Registrar and a Transfer Agent. A Registrar or Transfer Agent may be removed and a substitute appointed by the Depositary with the written consent of the Trustee and Eastern American. The Depositary, the Registrar or any Depositary’s Agent performing the duties of a Transfer Agent or Registrar shall in any event maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of SPERs™ in accordance herewith.

ARTICLE IV

Transfer

4.01. Transferability. The Trust Units and the Treasury Obligations are investment securities and are transferable in accordance with the laws governing transfers of investment securities. A Record Holder of Depositary Units shall have the authority to convey to a transferee who does not properly execute and deliver a Transfer Application only the right to negotiate such Depositary Units to a purchaser or other transferee. A transferee, by acceptance of a SPER™, (a) becomes a party to this Agreement, thereby assenting to all of its provisions, (b) agrees to comply with and be bound by the terms and conditions of the Trust Agreement and the SPERs™, (c) agrees that his transferor’s duty to provide such transferee with any requisite information necessary to obtain registration of the transfer of the Depositary Units shall exclude any duty by the transferor to deliver an executed Transfer Application, (d) makes the consents and waivers and gives the approvals contained herein and in the Trust Agreement and (e) irrevocably appoints the Depositary its attorney-in-fact to take all actions on its behalf in connection with this Agreement. It is a condition of the SPER™, and every successive holder thereof by acceptance of a SPER™ consents and agrees, that, until a Depositary Unit has been transferred on the books of the

Depositary or a Transfer Agent pursuant to Section 4.02, the Depositary, any Transfer Agent, the Delaware Trustee and the Trustee, notwithstanding any notice to the contrary or any notation or other writing on the SPER™, may treat the Record Holder at such time as the absolute owner thereof for all purposes. No transfer of Depositary Units shall be effective unless made in denominations of 50 or an integral multiple thereof.

4.02. Registration of Transfer. Subject to the terms and conditions hereof, the Depositary shall transfer Depositary Units on its books, from time to time, upon surrender of the SPER(s)™ evidencing such Depositary Units by the Record Holder thereof, in person or by duly authorized attorney, to the Depositary at its office at 77 Water Street, 5th Floor, New York, New York 10005. Such SPER(s)™ shall be properly endorsed or accompanied by a properly executed instrument of transfer and accompanied by a properly executed Transfer Application. The Depositary shall then issue or cause to be issued a new SPER™ or SPERs™ evidencing the same aggregate number of Depositary Units (in denominations of 50 or an integral multiple thereof) as evidenced by the SPER(s)TM surrendered and shall deliver the new SPER(s)™ to or upon the order of the Person entitled thereto.

4.03. Effect of Execution of Transfer Application by Transferee. The Depositary shall not register the transfer of Depositary Units unless the transferee has delivered a properly executed Transfer Application as required by Section 4.02. A transferee who properly executes and delivers a Transfer Application (a) becomes a party to this Agreement, thereby assenting to all of its provisions, (b) agrees to comply with and be bound by the terms and conditions of the Trust Agreement and the SPERs™, (c) agrees that his transferor’s duty to provide such transferee with any requisite information necessary to obtain registration of the transfer of the Depositary Units shall exclude any duty by the transferor to deliver an executed Transfer Application, (d) makes the consents and waivers and gives the approvals contained herein and in the Trust Agreement and (e) irrevocably appoints the Depositary its attorney-in-fact to take all actions on its behalf in connection with this Agreement.

4.04. Interest of Unitholders. The Depositary Units and the rights, benefits and interests evidenced thereby are and shall be held and construed to be in all respects (except for tax purposes) intangible personal property, and shall be bequeathed, assigned, disposed of and distributed as intangible personal property.

No Unitholder as such shall have any title, legal or equitable, in or to any real property interest or tangible personal property interest that may be considered a part of the Trust Estate.

4.05. Relating to Transfers of Depositary Units. Any transfer of a Depositary Unit shall, as to the Depositary, transfer to the Assignee as of the close of business on the date of registration of transfer on the books of the Depositary all of the undivided right, title and interest of the transferor in and to the Deposited Securities evidenced thereby, provided that a transfer of a Depositary Unit after any Quarterly Record Date shall not transfer to the Assignee the right of any transferor to any sum payable to him as the Record Holder on said day. As to matters affecting the title, ownership, warranty or transfer of Depositary Units, Article 8 of the Uniform Commercial Code, the Uniform Act for Simplification of Fiduciary Security Transfers and other statutes and rules with respect to the transfer of securities, each as is adopted and then in force in the State of Delaware, shall govern and apply.

4.06. Protection of Depositary. The Depositary, and each Entity serving in such capacity, shall be protected in reasonably acting upon any notice, certificate, assignment, advice or opinion of counsel, report of certified accountant, petroleum engineer, auditor or other expert, credential, or any other document or instrument. The Depositary, and each Entity serving in such capacity, is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code, the application of the Uniform Act for Simplification of Fiduciary Security Transfers and the application of other statutes and rules with respect to the transfer of securities, each as is adopted and then in force in the State of Delaware, as to all matters affecting title, ownership, warranty or transfer of the Depositary Units, without any personal liability for such reliance.

4.07. Determination of Ownership. In the event of any disagreement between Persons claiming to be transferees of any Depositary Unit, or in the event of any question on the part of the Depositary when presented with a request for redeposit of withdrawn Trust Units and Treasury Obligations or transfer of a Depositary Unit, then, in addition to other rights which it may have under applicable law, the Depositary shall be entitled at its option to refuse to recognize any such claim, redeposit or transfer so long as such disagreement or question shall continue. In so refusing, the Depositary and any Entity serving in such capacity may elect to make no disposition of the interests represented by the Trust Unit, Treasury

Obligation or Depositary Unit involved, or any part thereof, or of any sum or sums of money accrued or accruing thereunder, and, in so doing, neither the Depositary nor the Bank or any other Entity serving in such capacity shall be or become liable to any Person for the failure or refusal of the Depositary to comply with such conflicting claims, requests for transfer or requests for redeposit, and shall be entitled to continue so to refrain and refuse so to act, until:

(a) the rights of the adverse claimants or the question of the Depositary have been adjudicated by a final nonappealable judgment of a court assuming and having jurisdiction of the parties and the interest and money involved or

(b) all differences have been adjusted by valid agreement between said parties and the Depositary shall have been notified thereof in writing signed by all of the interested parties.

Nothing in this Section 4.07 shall diminish the rights and protections of the Depositary under this Agreement and the Trust Agreement, including, without limitation, rights and protections granted under Section 4.06 hereof.

ARTICLE V

Withdrawal and Redeposit

5.01. Withdrawal of Deposited Securities. (a) Subject to the terms and conditions of this Agreement and the Trust Agreement, at the written request of a Record Holder for withdrawal from deposit hereunder of Trust Units and Treasury Obligations evidenced by SPERs™ in denominations of 50 Depositary Units or an integral multiple thereof, and upon surrender of the SPER™ evidencing such Trust Units and Treasury Obligations to the Depositary at its office at 77 Water Street, 5th Floor, New York, New York 10005, accompanied by proof reasonably satisfactory to the Depositary and the Trustee that the Person surrendering the SPER™ is such Record Holder or a Person duly authorized to act for such Record Holder, at the expense of Eastern American, the Depositary shall (x) deliver written notice to the Trustee of such withdrawal of Trust Units and (y) make an appropriate book-entry transfer in the ownership ledger of the Depositary maintained for the Treasury Obligations by the Depositary reflecting ownership of such withdrawn Treasury Obligations.

(b) The Depositary may require that a SPER™ surrendered pursuant to Section 5.01(a) be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

5.02. Ownership and Transfer of Withdrawn Treasury Obligations. Upon withdrawal of Treasury Obligations from deposit in accordance with this Agreement, the withdrawing holder will be the beneficial owner of such withdrawn Treasury Obligations held in the name of the Depositary, as nominee. The withdrawing holder may by written transfer instruction signed by the withdrawing holder direct the Depositary, at the expense of Eastern American, to assign and deliver the withdrawn Treasury Obligations by wire transfer through the United States Treasury commercial book-entry system to a clearing agent, securities firm or other eligible nominee depositary institution designated by the withdrawing holder.

5.03. Redeposit. Trust Units withdrawn from deposit may not be redeposited except in denominations of 50 or an integral multiple thereof and unless accompanied by Treasury Obligations in a face amount of $20 per each Trust Unit redeposited. Redeposits of withdrawn Trust Units and Treasury Obligations shall be subject to receipt by the Depositary of 20 days’ advance written notice, except that neither the Trustee, Eastern American nor any of their Affiliates need give any notice of redeposit. The Depositary may but need not waive such 20-day notice in the event of a redeposit. The Depositary shall promptly notify the Trustee in writing of any redeposit of Trust Units.

ARTICLE VI

Duties of Depositary

6.01. Reports. (a) The Depositary shall make available for inspection during reasonable business hours upon reasonable prior notice by Record Holders, at their own expense, at the Depositary’s Corporate Office (and shall, upon the request of the Trustee and as required by applicable law or the rules and regulations of the Securities and Exchange Commission, furnish to the Securities and Exchange Commission) any report, financial statement or communication of or from the Trustee that is both received by the Depositary in its capacity as depositary and made generally available to Record Holders.

(b) The Depositary shall keep all required records and, upon the written request and at the expense of the Trust, shall promptly furnish to or file with the Securities and Exchange Commission all materials or reports, if any, required by applicable law or the rules and regulations of the Securities and Exchange Commission to be filed or provided thereto under the Securities Exchange Act of 1934, as amended, by virtue of the Depositary’s agreement to act as Depositary, Registrar and Transfer Agent hereunder. A copy of any material or report filed with the Securities and Exchange Commission shall be mailed to the Trustee within two Business Days after its filing. To the extent that such material or report requires information from the Trustee, such information shall be furnished to the Depositary by the Trustee in sufficient quantity and sufficient time in advance of the date on which the material or report is required to be filed to enable the Depositary to comply with the filing requirement.

6.02. Lists of Record Holders. As promptly as practicable upon the written request by Eastern American or the Trustee, the Depositary shall furnish to each a list, or other appropriate evidence, in such form as may be requested by Eastern American or the Trustee, as the case may be, of the names and addresses of all Record Holders and the number of Depositary Units held by them as of each Record Date (or such other date requested by Eastern American or the Trustee, as the case may be). A Record Holder shall have the right, upon notifying the Depositary in writing of the purpose of such Record Holder’s interest in the Trust, to have furnished to such Record Holder at such Record Holder’s expense, a list of the names and addresses of all Record Holders and the numbers of Depositary Units held by each such Record Holder as of the date of such request; provided that the purpose of such request shall not be for the purpose of communicating with Record Holders relating to any matter other than matters of the Trust or a matter related to this Agreement, the Depositary Units or the Deposited Securities evidenced thereby.

6.03. Maintenance of Offices, Agencies and Transfer Books. (a) The Depositary shall maintain at its office at 77 Water Street, 5th Floor, New York, New York 10005 and at any other office the Depositary may designate, or as may be required by any securities exchange or quotation system upon which the Depositary Units are or may be listed or admitted to trading, facilities for the execution and delivery, transfer, surrender and exchange of SPERs™ and the Deposited Securities evidenced thereby.

(b) The Depositary shall keep books at its office at 77 Water Street, 5th Floor, New York, New York 10005 for the transfer of Depositary Units and the Deposited Securities evidenced thereby. Such books shall be open during reasonable business hours upon reasonable prior notice for inspection by Record Holders, at their own expense; provided that such inspection shall not be for the purpose of communicating with Record Holders relating to any matter other than matters of the Trust or a matter related to this Agreement, the Depositary Units or the Deposited Securities evidenced thereby.

6.04. Other Obligations. In performing the services set forth herein, the Depositary shall use reasonable efforts to comply with any additional requirement that may be imposed by virtue of its being deemed a transfer agent for Depositary Units or the Deposited Securities evidenced thereby by any securities exchange or quotation system upon which the Depositary Units are or may be listed or admitted to trading.

6.05. Depositary’s Agents. The Depositary may from time to time, with the prior written consent of Eastern American and the Trustee, appoint agents that may include the Trustee and its Affiliates for the purposes hereof and may vary or terminate the appointment of such agents.

ARTICLE VII

Information; Distributions; Voting Rights;

Citizenship; Divestiture of Interests

7.01. Duty to Furnish and Transmit Certain Information. The Trustee is required by the Trust Agreement to furnish to Record Holders certain reports and notices. If the Trustee elects to have the Depositary deliver such reports or notices, the Trustee shall furnish to the Depositary a sufficient quantity of each such report or notice for transmittal to the Record Holders and shall reimburse the Depositary from the assets of the Trust for the costs of mailing or otherwise furnishing such notices. Upon receipt of any such report or notice from the Trustee, the Depositary shall mail such report or notice within five Business Days to the Record Holders as of the close of business on the last Business Day of the month preceding the month in which such report or notice is received by the Depositary, or as of such other date as the Trustee may specify. Purchasers or transferees of Depositary Units who do not properly execute and deliver a Transfer Application to the Depositary may not receive such information or reports.

7.02. Distributions. (a) On the Liquidation Date, the Depositary shall distribute, to Record Holders as of the Quarterly Record Date in respect of the Quarterly Period ending March 31, 2013, which shall be the final Quarterly Record Date hereunder, the cash proceeds from the matured Treasury Obligations on deposit in the Deposit Account. Such distribution shall be made to such Record Holders pro rata in accordance with the number of Depositary Units held by each.

(b) The Trustee may request the Depositary to act as paying agent with respect to cash or other distributions to be made by the Trust. A request to serve in such capacity shall be made by the Trustee by written notice of a proposed distribution and a calculation of the amount of the proposed distribution to be allocated in respect of each Trust Unit to the Depositary at least five Business Days before the distribution is to be made. If cash is to be distributed, the Trustee shall deposit with the Depositary, on or before the date on which the distribution is to be made, funds sufficient to pay the distribution. Such deposit shall be accompanied by the Trustee’s calculation of the amount of the distribution to which each Record Holder is entitled based upon the number of Depositary Units registered in such Record Holder’s name, upon which calculation the Depositary is entitled to rely conclusively. On the date set by the Trustee for the distribution, the Depositary shall distribute the funds received from the Trustee to the Record Holders as of the Record Date selected by the Trustee. Such distributions shall be made to such Record Holders notwithstanding the length of time any such Record Holder has held any SPER™ or the Depositary Units evidenced thereby.

(c) The Trustee may appoint a co-paying agent for purposes of this Section 7.02, including, without limitation, an Affiliate of the Trustee.

(d) Any funds deposited with the Depositary by the Trustee for the payment of distributions shall remain subject at all times to the instructions of the Trustee. Any funds so deposited which have remained unclaimed for a period of two years from the payment date set by the Trustee for a distribution shall be repaid to the Trustee by the Depositary. Thereafter, any Person entitled to payment of such distribution shall look only to the Trust for payment thereof.

7.03. Voting. The right of a Record Holder to vote on any matter concerning the Trust shall be governed solely by the terms of the Trust Agreement and applicable law.

7.04. Citizenship Certification. The Trustee may request the Depositary to request a Citizenship Certification or other information from any Record Holder of a Depositary Unit. At any time and from time to time, a Record Holder of a Depositary Unit shall, within 30 days after a written request therefor by the Depositary, furnish to the Depositary an executed Citizenship Certification or such other information as may be reasonably requested.

7.05. Divestiture. Pursuant to this Section 7.05 and Section 3.12 of the Trust Agreement, the Depositary Units of a Record Holder are subject to divestiture in certain circumstances. If at any time the Depositary, the Trust, the Delaware Trustee or the Trustee is (i) named a party in any judicial or administrative proceeding which seeks the cancellation or forfeiture of any property in which the Trust has an interest or asserting the invalidity of or otherwise challenging the Net Profits Interests or any portion thereof or (ii) notified by Eastern American or any Affiliate of Eastern American in writing of any such proceeding to which Eastern American or such Affiliate is made a party relating to the Underlying Properties, in either case because of the nationality, citizenship or any other status, of any one or more Record Holders, the following procedures will be applicable:

(a) The Trustee shall promptly cause the Depositary to give written notice (“Notice”) to each Record Holder whose nationality, citizenship or other status is an issue in the proceeding (“Ineligible Holder”) as to the existence of such controversy. The Notice shall contain a reasonable summary of such controversy, shall include and shall constitute a demand to each Ineligible Holder that it dispose of its Depositary Units to a Person which would not be an Ineligible Holder within 30 days after the date of the Notice and shall advise such Ineligible Holder of the consequences set forth in paragraphs (b) and (c) of this Section 7.05 if such Ineligible Holder fails to dispose of its Depositary Units.

(b) If any Ineligible Holder fails so to dispose of its Depositary Units within 30 days after the date of the Notice, cash distributions in respect of Trust Units underlying such Depositary Units for Quarterly Record Dates following the expiration of such 30-day period shall be suspended to such Ineligible Holder and paid into a non-interest bearing escrow account (which account shall not be deemed part of the Trust Estate) maintained by the Trustee in respect of such Depositary Units for so long as the Ineligible Holder continues to own such Depositary Units. Upon the disposition of such Depositary Units by the Ineligible Holder to a Person who is not an Ineligible Holder in the manner set forth in paragraph (a) above or upon cancellation of the SPERs™ evidencing such Depositary Units pursuant to paragraph (c) below, the Depositary shall notify the Trustee and all cash distributions then held in escrow in respect of such transferred Depositary Units shall be distributed to such Ineligible Holder and such Ineligible Holder shall remain entitled to any further cash distributions arising from its ownership of such Depositary Units on any prior Quarterly Record Date.

(c) If any Ineligible Holder fails so to dispose of its Depositary Units prior to the 90th day after the expiration of the 30-day period specified in paragraph (b) of this Section, the Depositary, if so directed by the Trustee, shall (to the extent not prohibited by applicable law) cancel all outstanding SPERs™ issued in the name of such Ineligible Holder and transfer the Depositary Units evidenced by such cancelled SPERs™ to the Trustee as Record Holder on the books of the Depositary, whereupon the Depositary shall issue a SPER™ in the name of the Trustee evidencing such Depositary Units. Upon such issuance, the Trustee shall use its reasonable efforts to promptly sell, to the extent permitted by law, such Depositary Units on a securities exchange or other securities market or quotation system where such Depositary Units are listed or otherwise traded. In the event the Depositary Units are not at such time actively traded on a securities exchange or other securities market or quotation system, the Trustee shall use its reasonable efforts to effect a private sale in any manner permitted by law. The Ineligible Holder shall be given written notice of any such cancellation and subsequent transfer at its address as shown on the records of the Depositary, in accordance with Section 11.04 hereof, accompanied by a request that such Ineligible Holder surrender to the Depositary the cancelled SPER(s)TM. Upon receipt by the Depositary of the cancelled SPER(s)TM, the Depositary shall direct the Trustee to pay the proceeds of any such sale (net of sales expenses) to the Ineligible Holder. In the event the cancelled SPER(s)™ are not surrendered or the tender is refused by the Ineligible Holder or if the Ineligible Holder cannot be located after reasonable efforts to do so, the above cash purchase price shall be held by the Trustee in a non-interest bearing account maintained by the Trustee (which account shall not be deemed part of the Trust Estate) for the benefit of such Ineligible Holder, until proper claim for same has been made by such Ineligible Holder, subject to a maximum retention period of two years or such shorter period as shall be permitted by applicable laws concerning unclaimed property, at which time such proceeds shall be paid to the Trust. Any cancelled SPER™ evidencing Depositary Units transferred to the Trustee pursuant to this Section 7.05 shall cease to represent any Depositary Units.

ARTICLE VIII

Status and Other Activities of Depositary;

Force Majeure; Immunities; Indemnification

8.01. Depositary Not a Trustee, Issuer, etc. Neither the Depositary, in its capacity hereunder, nor any Depositary’s Agent shall be deemed a trustee. The Depositary shall hold or be deemed to hold the Deposited Securities solely for the benefit of the Record Holders and Assignees, apply all moneys received with respect to the Deposited Securities to the Record Holders, and neither the Depositary nor any Depositary’s Agent shall have any equitable title to the Deposited Securities. Except as provided herein, the Depositary shall have no right or power to assign, transfer, invest in, pledge, mortgage, borrow against or otherwise dispose of any Deposited Securities, nor shall the Deposited Securities be subject to any right, charge, security interest, lien, or claim of any kind in favor of the Depositary (except for a possessory lien that may be imposed by the Depositary upon books, records, documents or other properties other than the Deposited Securities for nonpayment of fees or expenses hereunder). The Record Holders and the Assignees, as beneficial owners of the Deposited Securities, have all of the rights and privileges of a holder of transferable securities, except that the Depositary has the exclusive right to hold the Deposited Securities on behalf of the Record Holders and Assignees. Neither the Depositary nor any Depositary’s Agent shall have any right by virtue hereof to vote in meetings of, receive distributions from (except as provided in Section 7.02) or have any interest in, the Trust. It is the intention of the parties hereto that neither the Depositary nor any Depositary’s Agent shall be deemed to be an “issuer” or an “underwriter” of securities under the Federal securities laws or applicable state securities laws, and the parties hereto expressly agree hereby that the Depositary and the Depositary’s Agents are acting hereunder only in a ministerial capacity as depositary for the Deposited Securities. Each Record Holder and Assignee shall have the right, upon default of the Deposited Securities, to proceed directly and individually against the issuers thereof, and no Record Holder or Assignee will be required to act in concert with the Depositary or any other Person in such proceedings.

8.02. Other Activities of Depositary. The Depositary and any Depositary’s Agent, in their respective individual capacities and other capacities, may own and deal in, and may act as registrar or transfer agent for, any class of securities of the Trustee, the Delaware Trustee, Eastern American, their Affiliates or the Trust, including the SPERs™ and the Deposited Securities evidenced thereby, as if they were not the Depositary and Depositary’s Agents hereunder.

8.03. Force Majeure. None of Eastern American or any Agents thereof, the Depositary, any Depositary’s Agent, the Delaware Trustee, the Trustee or the Trust or any Agents thereof shall incur any liability to any holder of a SPER™, the Deposited Securities evidenced thereby or any securities withdrawn from the Deposit Account if, by reason of any present or future law or regulation thereunder of the Federal government or any other governmental authority (or, in the case of the Depositary or any Depositary’s Agent, by reason of any provision, present or future, of the Trust Agreement), or by reason of any act of God, war or other circumstance beyond its control, Eastern American or any Agents thereof, the Depositary, any Depositary’s Agent, the Delaware Trustee, the Trustee or the Trust or any Agents thereof is prevented or forbidden from doing or performing any act or thing required by the terms hereof to be done or performed; nor shall Eastern American (or its stockholders, directors or officers), the Depositary, any Depositary’s Agent, the Delaware Trustee, the Trustee or the Trust or any Agents thereof incur any liability to any holder of a SPER™, the Deposited Securities evidenced thereby or any securities withdrawn from the Deposit Account by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms hereof to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for herein caused as aforesaid.

8.04. Immunities. (a) The Depositary, in carrying out its powers and performing its duties hereunder, may act directly or in its discretion, at the expense of the Trust, through agents or attorneys, and notwithstanding any other provision of this Agreement, each Entity serving as Depositary shall be personally or individually liable only for (i) fraud or acts or omissions in bad faith or which constitute gross negligence and (ii) taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received in connection with any of the transactions contemplated by this Agreement, and shall not otherwise be individually or personally liable for any act or omission of any Agent unless such Entity has acted in bad faith or with gross negligence in the selection, retention or supervision of such Agent. Neither Eastern American nor its stockholders, directors or officers assumes any obligation or shall be subject to any liability under this Agreement to holders of SPERs™ or the Deposited Securities evidenced thereby or any securities withdrawn from the Deposit Account except that (x) Eastern American agrees to use its best judgment and good faith in the performance of such duties of Eastern American as are expressly set forth in this Agreement and (y) Eastern American shall be personally or individually liable for fraud or acts or omissions in bad faith or which constitute gross negligence.

(b) None of Eastern American, the Depositary, any Depositary’s Agent, the Delaware Trustee, the Trustee or the Trust or any Agents thereof shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the SPERs™, the Deposited Securities evidenced thereby or any securities withdrawn from the Deposit Account that in its opinion may involve expense or liability, unless indemnity, in addition to that provided by Section 8.05, reasonably satisfactory to it against such expense and liability has been furnished.

(c) Subject to Section 4.06 of this Agreement and this Section 8.04 and subject to Section 6.01 of the Trust Agreement none of Eastern American, the Depositary, any Depositary’s Agent, the Delaware Trustee, the Trustee or the Trust or any Agents thereof shall be liable, individually or otherwise, for any action or nonaction by it in reliance upon the advice of or information received from legal counsel, accountants, any Depositor, any holder of a SPER™, the Deposited Securities evidenced thereby or any securities withdrawn from the Deposit Account or any other Person reasonably believed by it to be competent to give such advice or information. Eastern American, the Depositary, any Depositary’s Agent, the Delaware Trustee, the Trustee and the Trust and any Agents thereof may rely and shall be protected in reasonably acting upon any written notice, request, direction or other document reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.

(d) None of the Depositary, any Depositary’s Agent, the Delaware Trustee or the Trustee or any Agents thereof makes hereby any representation or shall have any responsibility as to the validity of the SPERs™, the Trust Units, the

Treasury Obligations, the Trust Agreement, any registration statement filed under the Securities Act, related to such SPERs™, Trust Units and Treasury Obligations or any instruments referred to herein or therein, or as to the correctness of any statement made herein or therein; provided that the Depositary shall be responsible for its representations in this Agreement.

8.05. Indemnification. The Bank and each other Entity serving as the Depositary or any Agents thereof (including Eastern American and any of its Affiliates when acting as agents) shall be indemnified and held harmless by, and receive reimbursement from, the Trust against and from any and all liabilities, obligations, actions, suits, costs, expenses, claims, damages, losses, penalties, taxes, fees and other charges (collectively, “Expenses,” excluding, however, any taxes and fees payable by the Depositary on, based on or measured by any fees, commissions or compensation received by the Depositary for its services hereunder) incurred by it individually in the administration of its duties as the Depositary or in the doing of any act done or performed or omission occurring on account of its being Depositary, except such Expenses as to which it is liable under Section 8.04(a) of this Agreement (it being understood that each Entity serving as the Depositary shall be indemnified by, and receive reimbursement from, the Trust against such Entity’s own negligence which does not constitute gross negligence). Each Entity serving as the Depositary shall have a lien upon the Trust Estate for payment of such indemnification and reimbursement (including, without limitation, repayment of any funds borrowed from any Entity serving as a fiduciary hereunder), as well as for compensation to be paid to such Entity, in each case entitling such Entity to priority as to payment thereof over payment to any other Person under this Agreement. All legal or other expenses reasonably incurred by the Depositary in connection with the investigation or defense of any Expenses as to which such Entity is entitled to indemnity under this Section 8.05 shall be paid by the Trust. Notwithstanding the foregoing, however, none of Eastern American, the Trust or the Trust Estate shall be obligated to indemnify the Bank or any other Entity serving as Depositary, Delaware Trustee or Trustee under Section 6.02 of the Trust Agreement with respect to any claims, damages, liabilities or expenses (including all legal costs and expenses relating thereto) for fraud or acts or omissions in bad faith or which constitute gross negligence of the Bank or other Entity. Any claim for indemnification pursuant to this Section 8.05 shall survive the termination of this Agreement.

8.06. Tax Matters. The Depositary shall have no duty, obligation or liability with respect to (a) the allocation of Federal tax benefits related to Federal tax matters respecting the Trust, the Delaware Trustee, the Trustee, the Unitholders or their Assignees or (b) any income or other tax reporting obligations imposed upon the Trust, the Delaware Trustee, the Trustee or any Unitholder by the Internal Revenue Service or any other Federal, state or local taxing authority.

8.07. Notice of Default. The Depositary shall (a) notify the Record Holders pursuant to the provisions of Section 11.04 hereof in the event of a default on any of the Deposited Securities and (b) forward to Record Holders copies of all written communications from the issuer of such defaulted securities.

8.08. Indemnification by Unitholders. By execution of a Transfer Application or by acceptance of a SPER™ or by otherwise acknowledging and agreeing to be bound by the terms of this Agreement, each beneficial owner of Depositary Units or withdrawn Trust Units or Treasury Obligations agrees (i) to pay any tax or other governmental charge that shall become payable with respect to the Depositary Units represented by SPERs™ or any withdrawn security, (ii) to indemnify and hold harmless Eastern American, the Delaware Trustee and the Trustee (in each case individually and as a trustee of the Trust), and the Depositary individually and in such capacity and any Agents thereof against any losses, claims, damages or liabilities to which Eastern American, the Trust, the Delaware Trustee, the Trustee, the Depositary or any Entity serving in any such capacity may become subject to insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, are based upon or are connected with an assertion or claim that (x) a Depositary Unit, Trust Unit, SPER™, or any interest represented thereby is an interest in real property for purposes of ownership, transfer, inheritance tax, gift tax, devolution of title, administration and/or probate, or (y) the ownership of a Depositary Unit, Trust Unit, or SPER™ by a holder will subject such Depositary Unit, Trust Unit, SPER™ or holder to state inheritance or gift taxation, state laws of intestate succession or forced heirship or the requirement that ancillary probate proceedings be filed with respect to such holder and (iii) the Depositary may refuse to effect any transfer of SPERs™, any withdrawal of Trust Units or Treasury Obligations represented thereby or any redeposit of withdrawn Trust Units and Treasury Obligations until payment for the foregoing is made, and may withhold any dividends or other distributions, or may sell for the account of such person thereof any part or all of the Depositary Units represented by such SPERs™, and may apply such dividends or other distributions from the proceeds of such sale against payment of such tax or indemnified costs, the holder of such SPERs™ or withdrawn Trust Units and Treasury Obligations remaining liable for any deficiency.

ARTICLE IX

Charges; Fees, Expenses

9.01. General. The charges, fees and reimbursements for services provided hereunder shall be determined as set forth in Schedule 1 attached hereto.

9.02. Responsibility for Expenses and Charges. The Trustee shall pay all charges, fees and reimbursements of the Depositary, other than those expressly provided herein to be paid by other Persons, provided that such payments shall be made solely out of the assets of, and as an expense of, the Trust.

9.03. Governmental Charges. If any tax or other governmental charge becomes payable with respect to a SPER™ or the Deposited Securities evidenced thereby or withdrawn Trust Units or Treasury Obligations, or with respect to the deposit, transfer or withdrawal of any of the foregoing, such tax or governmental charge shall be payable by the Record Holder of such SPER™, Deposited Security or withdrawn security or by the Assignee in the case of a transfer. Transfer of Depositary Units, withdrawal of Deposited Securities or redeposit of withdrawn Trust Units and Treasury Obligations may be refused until such payment is made, and any cash or other distribution may be withheld and applied to payment of such tax or other governmental charge, with such Record Holder or Assignee to remain liable for any deficiency.

9.04. Special Charges. If at the request of the Record Holder or Assignee of a Depositary Unit, any delivery or communication from the Depositary is made by telegram, telex or similar record telecommunication mode, or if the Depositary incurs any similar charge or expense for which it is not otherwise liable hereunder, such Record Holder or Assignee shall be liable for such charge or expense. In the event that the Depositary is required to pay any such charge or expense, and if for any reason the Depositary fails to obtain reimbursement from the appropriate Record Holder or Assignee for any such charge or expense, then the Trustee shall reimburse the Depositary for payment thereof from the Trust, as an expense of the Trust, upon the written request of the Depositary.

9.05. Notice Requirement. The Depositary shall give written notice of the imposition of any charge or fee, other than the charges described in Sections 9.03 and 9.04, upon Record Holders or Assignees of Depositary Units, or any change therein, to any securities exchange or quotation system upon which the Depositary Units are or may be listed or admitted to trading or, in the absence of such listing, by publication in a newspaper of general circulation in the Borough of Manhattan, City of New York, and shall also give notice thereof in writing to all Record Holders. The imposition of or a change in any such charge or fee shall not become effective until 90 days after the date of such notice, unless such change is required by law to be earlier or unless it becomes effective in the form of an amendment pursuant to Section 10.02.

ARTICLE X

Resignation; Removal; Amendment; Termination

10.01. Resignation and Removal of Depositary; Appointment of Successor Depositary. (a) The Depositary may at any time resign as depositary hereunder, with or without cause, by written notice of its election to do so to Eastern American, the Trustee and the Record Holders. Such resignation shall be effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. If the Depositary resigns, the Trustee shall, within 60 days after the notice of resignation, appoint a successor depositary, which shall be a bank or trust company having a combined capital, surplus and undivided profits of at least $100,000,000. If within 60 days after such notice of resignation, no successor depositary has been appointed, a successor depositary shall either (i) be designated by the resigning Depositary or (ii) be appointed by any state or Federal District Court having jurisdiction in New York, upon the application of any Trust Unitholder, the resigning Depositary, the Trustee or Eastern American, and in the event such application is filed, such court may appoint a temporary depositary at any time after such application is filed which shall have such powers and duties as the court appointing such temporary depositary shall provide in its order of appointment, consistent with the provisions of this Agreement. Any such temporary depositary need not meet the minimum standards of capital, surplus and undivided profits otherwise required of a successor depositary under this Section 10.01.

(b) The Depositary may at any time be removed as depositary hereunder, with or without cause, by the Trustee, by Eastern American or by a vote of holders of a majority of the Depositary Units by written notice delivered to the Depositary. Such removal shall be effective upon the delivery of notice of such removal; provided that the Depositary shall not be removed unless a successor depositary having a combined capital, surplus and undivided profits of at least $100,000,000 has been designated by the Trustee, Eastern American or such majority holders, as the case may be, and has accepted such appointment as of the date of delivery of such removal notice.

(c) Any successor depositary to any resigned or removed depositary shall execute and deliver to its predecessor, the Trustee and Eastern American an instrument in writing accepting its appointment, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor, upon payment of all sums due it and upon the written request of Eastern American or the Trustee, shall execute and deliver an instrument transferring to the successor depositary all of its rights and powers hereunder (other than rights previously accrued under Article VIII or Article IX hereof), shall duly transfer all Deposited Securities to the successor depositary and shall deliver to the successor depositary a list of all Record Holders and all other records and materials. Any successor depositary shall promptly mail notice of its appointment to all Record Holders. No Entity serving as Depositary shall be individually liable by reason of any act or omission of any other Entity serving as Depositary.

(d) Any corporation into or with which the Entity serving as Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act, provided that such successor shall have combined capital, surplus and undivided profits of at least $100,000,000.

10.02. Amendment. (a) Any provision hereof, including the form of SPER™ and the Transfer Application, may at any time and from time to time be amended by agreement between Eastern American, the Trustee and the Depositary in any respect deemed necessary or desirable by them without approval by Unitholders if such amendment would not have a material adverse effect on Unitholders or is required to comply with applicable law. The Depositary is entitled to, and may rely upon, an opinion or the advice of counsel as conclusive evidence that any amendment pursuant to the immediately preceding sentence complies with the provisions of this Section 10.02(a). Any other amendment may be made by agreement between Eastern American, the Trustee and the Depositary and approved by the vote of Record Holders holding a majority of the then-outstanding Depositary Units. A Record Holder at the time any such amendment hereof becomes effective shall be bound by this Agreement as amended thereby.

(b) The Depositary shall give written notice of any material amendment hereof to any securities exchange or quotation system upon which the Depositary Units are or may be listed or admitted to trading, or in the absence of such listing by publication in a newspaper of general circulation in the Borough of Manhattan, City of New York, and shall also give notice thereof in writing to all Record Holders. In the discretion of the Depositary upon an opinion or the advice of counsel, the text or substance of any amendment may be incorporated into the SPERs™ issued after its adoption at the sole expense of the Trust.

(c) No amendment hereof shall impair the right of a Record Holder to withdraw any or all of its interest in the Deposited Securities pursuant to Section 5.01. Notwithstanding anything herein to the contrary, no amendment hereto shall override, conflict with or supersede the terms and provisions of the Trust Agreement.

10.03. Termination. (a) The Depositary shall terminate this Agreement if so directed by the vote of the holders of at least 80% of the outstanding Depositary Units or upon the later to occur of (i) the termination and liquidation of the Trust and (ii) the payment of a final liquidating distribution of the proceeds from the matured, deposited Treasury Obligations. Notice of such termination shall be made by mailing notice of termination to the Record Holders.

(b) Upon the Record Date for the distribution of the proceeds from the maturity of the Treasury Obligations, the Depositary shall close the register of Record Holders and shall discontinue the transfer of Depositary Units on its books. Upon termination hereof, the Depositary shall suspend the distribution of reports, notices and disbursements to Record Holders and shall not give any further notices (other than notice of such termination) or perform any further acts hereunder. After termination and upon request of the Trustee, the Depositary shall deliver all books, records, SPERs™ and other documents respecting the subject matter hereof to the Trustee.

(c) Upon termination hereof, the Depositary and the Trustee shall be discharged from all obligations hereunder, except for the obligations of the Depositary and the Trustee pursuant to Sections 8.04 and 9.02, respectively.

ARTICLE XI

General Provisions

11.01. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Copies hereof shall be filed with the Depositary and any Depositary’s Agent and shall be open to inspection during reasonable business hours at the Corporate Office upon reasonable written notice being so given by any Record Holder.

11.02. Exclusive Benefit of Parties. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right, remedy or claim to any other person.

11.03. Invalidity of Provisions. If any provision of this Agreement or the SPERs™ or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Agreement or the SPERs™ or the application of such provision to Persons or circumstances other than those as to which it is held illegal, invalid or unenforceable shall not be affected thereby, and every remaining provision of this Agreement and the SPERs™ shall be valid and enforced to the fullest extent permitted by law.

11.04. Notices. (a) Any notice to be given to Eastern American, the Depositary or the Trustee shall be deemed to have been sufficiently given, for all purposes, when deposited, postage prepaid, and by registered or certified mail, in a post office or letter box addressed to each of the parties at the address shown below, or at such address as each of the parties has specified in a notice given in accordance with this Section 11.04, and such notice shall be deemed to be given only upon receipt thereof by such party.

If to Eastern American:

Eastern American Energy Corporation

501 56th Street

Charleston, West Virginia 25304

Attention: Secretary

If to the Depositary:

Bank of Montreal Trust Company

c/o Harris Trust and Savings Bank

311 W. Monroe St., 12th Floor

Chicago, Illinois 60606

Attention: Indenture Trust Division

If to the Trustee :

Bank of Montreal Trust Company

c/o Harris Trust and Savings Bank

311 W. Monroe St., 12th Floor

Chicago, Illinois 60606

Attention: Indenture Trust Division

(b) Any notice to be given to any Record Holder may be given if personally delivered or sent by mail, or by telegram or telex confirmed by letter, addressed to such Record Holder at such Record Holder’s last address as it appears on the books of the Depositary, or if it has filed with the Depositary a written request that notices intended for such Record Holder be mailed to some other address, at the address designated in such request.

(c) Delivery of a notice to any Record Holder sent by mail or by telegram or telex confirmed by letter shall be deemed to be effected at the time when a duly addressed letter containing the same (or confirmation thereof in the case of a telegram or telex) is deposited, postage prepaid, in a post office letter box.

(d) The Depositary or the Trustee may, in its sole discretion, act upon any telegram or telex received by it from any of the parties hereto.

11.05. Holders to Be Parties. The holders from time to time of SPERs™

and Depositary Units shall be deemed to be parties hereto and shall be bound by all of the terms and conditions of this Agreement and the SPERs™ by acceptance thereof.

11.06. Pronouns and Plurals. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

11.07. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflict of laws principles thereof) in effect at any applicable time in all matters, including the validity, construction and administration of this Agreement, the enforceability of the provisions of this Agreement, all rights and remedies hereunder, and the services of the Depositary hereunder.

11.08. Captions. The headings of articles and sections in this Agreement and in the form of SPER™ set forth as Exhibit A hereto have been inserted for convenience only and shall not be regarded as a part of this Agreement or the SPERs™ or to have any bearing upon the meaning or interpretation of any provision contained in this Agreement or the SPERs™.

11.09. Trust Assets. Except as otherwise provided in Section 8.04 hereof or Section 6.01 of the Trust Agreement or in respect of liability arising as a result of a breach of the representations and warranties of the Trustee made hereunder, liability for the obligations of the Trust or the Trustee hereunder shall be without recourse to the assets of the Entity serving as the Trustee or any Agent thereof.

11.10. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking all action as may be necessary or advisable to achieve the purposes hereof.

11.11. Binding Effect. Subject to the provisions hereof, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

11.12. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition hereof or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

11.13. Removal of Denomination Restriction. In the event that Eastern American causes to be delivered to the Depositary (i) a letter from the staff of the Securities and Exchange Commission to the effect that the staff will raise no objection under the Investment Company Act of 1940, as amended, if the Depositary Units are transferred in denominations other than 50 and integral multiples thereof and (ii) a written opinion of counsel to Eastern American to the effect that the Depositary Units may be transferred in denominations other than 50 and integral multiples thereof without registration of the depositary arrangements relating to the Deposited Securities as an investment company under the Investment Company Act of 1940, as amended, then notwithstanding the provisions of this Agreement to the contrary, the Depositary may permit the issuance of SPERs™ and the transfer of Depositary Units without regard to any stated limitation on transfers of 50 Depositary Units (or an integral multiple thereof). Eastern American shall not be obligated to request such a letter and opinion. Upon the occurrence of such event, at the expense of the Trust, the Depositary shall amend the form of SPER™ to delete all references to the denomination limitations.

11.14. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) the SPERs™ are executed and delivered by the Bank, not individually or personally but solely as Depositary, Transfer Agent and Registrar, in the exercise of the powers and authority conferred and vested in it, (b) the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Bank, but are made and intended for the purpose of binding only the Trust, and (c) under no circumstances shall the Bank be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or be liable either directly or indirectly as an issuer of the SPERs™.

IN WITNESS WHEREOF, Eastern American, the Depositary and the Bank, in its capacity as Trustee of the Trust, have duly executed this Agreement as of the day and year first above set forth.

EASTERN AMERICAN ENERGY CORPORATION

By:	/s/ John Mork
Name:	John Mork
Title:	President

BANK OF MONTREAL TRUST COMPANY, in its capacity as Depositary, and not individually

By:	/s/ E. Kay Liederman
Name:	E. Kay Liederman
Title:	Vice President

BANK OF MONTREAL TRUST COMPANY, in its capacity as Trustee of the Eastern American Natural Gas Trust, and not individually

By:	/s/ E. Kay Liederman
Name:	E. Kay Liederman
Title:	Vice President